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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

NAME                                                                JURISDICTION OF INCORPORATION
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
Integra Bank NA                                                     United States
 * IBNK Leasing Corp.                                               State of Indiana
 * West Kentucky Insurance and Financial Services, Inc.             Commonwealth of Kentucky
 * Integra Illinois Investment Co., LLC                             State of Delaware
 ** Integra Loan Company, LLC                                       State of Delaware
 *** Total Title Services, LLC                                      State of Indiana
Twenty - One Southeast Third Corporation                            State of Indiana
Integra Capital Trust I                                             State of Delaware
Integra Capital Trust II                                            State of Delaware

* - Wholly owned subsidiary of Integra Bank NA

**- Ninety-nine percent owned by Integra Illinois Investment Co., LLC and one percent owned by Integra Bank NA

***- Twenty-nine percent ownership by Integra Bank NA